EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2001, except for Note 13 which is as of March 15, 2001, relating to the consolidated financial statements of Align Technology, Inc. and subsidiary, which appears in Align Technology, Inc. and subsidiary's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 15, 2002